UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 2, 2007

RIDGEWOOD ELECTRIC POWER TRUST III
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23432	22-3264565
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1314 King Street, Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(302) 888-7444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2007, Ridgewood Renewable Power LLC, the managing shareholder (the “Managing Shareholder”) of Ridgewood Electric Power Trust III (the “Trust”), determined that effective immediately, Douglas R. Wilson, who served as Executive Vice President and Chief Financial Officer of each of the Trust, various project companies in which the Trust has interests, and the Managing Shareholder, would no longer serve in such capacities, that Jeffrey H. Strasberg would replace Mr. Wilson in all such capacities, and that Mr. Wilson would instead serve as Chief Development Officer of the Managing Shareholder.

Mr. Strasberg, 49, joined Ridgewood Capital Management, LLC (“Ridgewood Capital”), an affiliate of the Trust, as Vice President in September 1998. In April 2005, Mr. Strasberg was promoted to Senior Vice President and Chief Financial Officer of Ridgewood Capital and of each of the funds that it manages (“Ridgewood Capital Funds”) and was also appointed Chief Financial Officer of Ridgewood Securities Corporation, an affiliated registered broker-dealer. In his capacity as an officer of Ridgewood Capital, Mr. Strasberg has served as interim Chief Financial Officer of various portfolio companies in which Ridgewood Capital Funds have interests. Mr. Strasberg is a Certified Public Accountant and a graduate of the University of Florida.

The Managing Shareholder and Ridgewood Capital are both controlled by Robert E. Swanson, who is the manager, chairman, and, together with his family trusts, owns all of the membership interests of each entity. Ridgewood Securities Corporation is also owned and controlled by Mr. Swanson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIDGEWOOD ELECTRIC POWER TRUST III

Date: May 7, 2007            By: /s/ DANIEL V. GULINO
Name:   Daniel V. Gulino
Title:     Sr. Vice President and
     General Counsel